EXHIBIT 99.2

Fourth Quarter and Fiscal Year 2006 Results August 9, 2006 This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). These statements are based on a number of assumptions concerning future events and are subject to numerous risks, uncertainties and other factors, many of which are outside the Company's control. The anticipated results described in the forward-looking statements could be materially different from the actual events and results. For a description of these risks, uncertainties and other factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent quarterly report on Form 10-Q filed May 15, 2006 under the caption "Risk Factors". ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise. This Company's results for both the fourth quarter and total fiscal year 2006 do not take into consideration the resolution of the stock-based compensation charge related to the stock option investigation.

Mark King Chief Executive Officer

Fiscal Year 2006 In Review Slide #1 Solid revenue growth Total revenue growth: 23% Internal revenue growth: 7% Record new business signings Expanded sales pipeline - nearly $1.6 billion Integration of acquired HR BPO business is largely complete Restructuring activities proceeding as planned Focused on long-term strategy and shareholder value creation

Revenue Overview - Fiscal Year ($ in millions) Slide #2 FY05 FY06 East 4351 5354 23% Total FY05 FY06 East 2175 3168 46% Commercial FY05 FY06 East 2176 2186 $2,176 $2,186 Flat Government Internal Revenue Growth = 7% Internal Revenue Growth = 13% Internal Revenue Growth = 1% Excluding the WWS divestiture, total growth was 27% Excluding the WWS divestiture, total growth was 6%

Revenue Overview - Fourth Quarter ($ in millions) Slide #3 FY05 FY06 East 1214 1381 14% Total FY05 FY06 East 658 827 26% Commercial FY05 FY06 East 556 554 Flat Government Internal Revenue Growth = 8% Internal Revenue Growth = 13% Internal Revenue Growth = 1% Excluding the WWS divestiture, total growth was 19% Excluding the WWS divestiture, total growth was 10%

Annual New Business Signings (1) ($ in millions) Slide #4 (1) Excludes new business signings from divested operations $228 $382 $600 $576 $677 $762

New Business Signings - FY 2006 Slide #5 Commercial Government 555 207 Record year for new business; up 13% over prior year Segment mix: 73% Commercial, 27% Government Service line mix: 72% BPO, 28% ITO Total contract value: ~$2.8 billion Average contract term: 3.7 years Renewals: ~$2.9 billion of total contract value renewed in FY06 BPO IT Outsourcing 546 216 Annualized Recurring Revenue $762 Million $546M $216M $555M $207M

New Business Signings - Q4 FY2006 BPO IT Outsourcing 104 40 Slide #6 Annualized Recurring Revenue $144 Million Commercial Government 73 71 Strongest quarter of Government signings since March 2003 Segment mix: 51% Commercial, 49% Government Service line mix: 72% BPO, 28% ITO Total contract value: ~$542 million Average contract term: 3.8 years $104M $40M $73M $71M

North Carolina Medicaid Contract Slide #7 Background April 2004 - NC DHHS awards MMIS contract to ACS - EDS and Unisys file protests May 2004 - DHHS Secretary rules against EDS and Unisys April 2005 - State CIO rules in favor of ACS and State January 2006 - District Court rules for ACS and State February 2006 - EDS files appeal of judge's decision May 2006 - ACS and DHHS held several senior level meetings to discuss plan June 2006 - Contrary to discussions, DHHS sends ACS a cure letter July 2006 - DHHS sends Letter of Termination to ACS - ACS files motion and complaint to preserve public records ACS alleges: DHHS actions caused significant delays DHHS has taken action to withhold information DHHS failed to properly respond to our public records requests Fiscal 2006 Financial Results Revenue: $2.5 million (1) Pre tax impact: $9.1 million loss (includes $4.0 million charge in Q4) (1) North Carolina MMIS results of operations are included in the Government segment. Amount is net of charge.

Communication with Investors Slide #8 Historical Practice Financial guidance provided at granular level for numerous financial metrics Quarterly financial guidance provided up to FY06 (annual guidance provided in FY06) EPS guidance provided either as a point estimate or narrow range Trends around expected internal revenue growth, operating cash flow, free cash flow, operating margins and tax rates typically provided Going Forward Will provide trends around the following: Key business metrics Sales pipeline and areas of strength Competitive landscape Pricing trends / capital intensity Unusual cash flow items Significant or unusual renewal activity Operational activities

Management Is Focused On Slide #9 Sales pipeline / quality of deals Individual deal metrics prior to signing Cash flow generation 12 month signings Internal growth Employee retention and training Operational execution (primarily start-up / integration phase) Renewals

Awards and Accolades

Slide #10

#1	2006 Outsourcing Excellence Awards – Best BPO	Outsourcing Center
#1	Best Performing BPO Provider	Global Services 100
#1	Best Managed Global Outsourcing Vendors	The Black Book of Outsourcing
#1	Inbound Teleservices (United States, #2 Globally)	Customer Inter@ction Solutions(R) magazine
1st	ISO20000 Certified - ACS is first IT and BPO provider in the US to be certified	International Organization for Standardization
Top Ranked	Who's Who in State and Local Markets	Washington Technology
#2	Top 100 Healthcare IT Companies	Healthcare Informatics
#3	BusinessWeek 50 – Computer Service	BusinessWeek
#3	Information Week 500 – Information Technology Industry	Information Week
#4	Top 100 Most Innovative Companies – Computer Services	BusinessWeek / Boston Consulting Group
#5	Most Admired Companies in America – Information Technology Services	FORTUNE Magazine
Top 20	Top 20 Training Outsourcing Service Providers	TrainingOutsourcing.com

A C S

People Making Technology Work™

Commitment to Shareholder Value Slide #11 (1) Excludes commissions and transaction related costs

Lynn Blodgett, COO Lynn Blodgett Chief Operating Officer

Commercial Segment - FY06 in Review Slide #12 Delivered outstanding overall growth Produced solid internal revenue growth Generated record new business signings Expanded presence in the HR BPO market caused growing pains Extended our capabilities with Intellinex and Primax acquisitions Migrated data center, substantially integrated acquired HR BPO business Improved renewal rates - approximately $1.8 billion of total contract value renewed Incurred significant start-up costs with record new business signings

Commercial Segment Results ($ in millions) Slide #13 Revenue growth: 26% (Q4), 46% (FY06) Internal revenue growth: 13% (Q4), 13% (FY06) Operating margins impacted by items noted above, start-up losses related to new business and issues related to two HR BPO contracts

Intellinex Acquisition

Slide #14

- Purchase price of $75M, ~0.9x trailing revenue
- End-to-end learning services
  - Content and curriculum
  - Administration
  - Technology
- World class learning talent – required on almost all multi-scope HRO deals
- Provides leverageable global technology platform
- Adds significant blue chip clients
- Closed June 2006

A C S

People Making Technology Work™

Primax Recoveries Acquisition Slide #15 Purchase price of $40M, ~1.0x trailing revenue Potential earnout of up to $10M based on future financial performance Expands end-to-end solution service offering in Health Plan Payor market Fragmented, growing market of ~$500-$600M Closed July 2006

Commercial Outlook Slide #16 Industry Growth Trends Healthy market growth (5 yr CAGR): BPO 9% ITO 6% Over the long-term we expect to grow at least in-line with industry growth expectations Competitive Landscape Relatively unchanged Competitors being responsible related to price and contract provisions Pricing and capital intensity for ACS new business remains consistent within service lines

Commercial Outlook Operational initiatives Expand consulting, systems integration and application development and maintenance (ADM) services in selected vertical markets Further penetrate offshore labor markets - target 40% of commercial workforce outside the U.S. by end of FY07 Increase use of incentive based compensation to 45% of workforce in FY07 Leverage broad organization Slide #17

Government Segment - FY06 in Review Slide #18 Government reorganization beginning to impact results positively Significantly expanded pipeline Excellent new business signings - increased 29% year-over-year Divested low margin Government Welfare to Workforce business Expanded global transportation business with ASCOM TR acquisition Improved renewal rates - approximately $1.1 billion of total contract value renewed Executed organizational changes

Government Segment Results ($ in millions) Slide #19 Total growth excluding divestitures: 10% (Q4), 6% (FY06) Internal revenue growth: 1% (Q4), 1% (FY06) Operating margins impacted by items noted above

Overview of State Healthcare Fiscal 2006 accomplishments New contract wins Won several key renewals New generation Medicaid Management Information System Outlook for fiscal 2007 Strong pipeline Upcoming state recompetes Emerging markets Competitive landscape Slide #20

Government Outlook Slide #21 Industry growth trends Industry analysts expect a CAGR of 8% in the state and local government market Several sub-markets are expected to experience growth rates in excess of overall growth rate Electronic payment services Transportation systems Customer care Human Resource outsourcing Eligibility outsourcing

Government Outlook Competitive landscape Competitive landscape unchanged Sub-markets typically have several viable competitors Expect most significant competition in government healthcare Operational initiatives Leverage transportation subject matter expertise internationally Increase use of incentive based compensation to 25% of workforce in FY07 Further enhance Government healthcare systems Aggressively pursue Federal healthcare opportunities Slide #22

New Business Profile Top 20 new business signings represent about 80% and 76% of annual recurring revenue signings in the third and fourth quarter, respectively. Overall operating margins remain healthy and in-line with lower capital intensity profile. Capital intensity represents capital expenditures and customer contract related intangibles as a percentage of total contract revenue. Slide #23

Pipeline Overview Sales pipeline nearly $1.6 billion - grew sequentially and year-over-year Qualified pipeline - deals within 180 days and smaller than $100 million of annual revenue Largest in ACS history Commercial remains strong Strong Government pipeline Areas of strength Transactional BPO in both segments HR outsourcing Commercial ITO Government IT services Healthcare Slide #24

Warren Edwards, CFO Warren Edwards Chief Financial Officer

Income Statement - 4Q and FY 2006 ($ in millions, except EPS) Slide #25 Differences in schedules due to rounding

Summary of Significant Items Included in Reported Results ($ in millions) Slide #26 Reflected in other non-operating expenses Reflected in income tax expense (EPS impact $.02 in 4QFY06)

Selected Balance Sheet Categories ($ in millions) Slide #27 Increase in debt primarily related to borrowings to fund share repurchases Decrease due to ASCOM working capital true-up to seller ($36M), credit facility transaction costs ($10M) and accrued interest ($6M) Increase primarily due to Intellinex acquisition Increase due to new business growth and timing of collections Decrease due to share repurchases

Credit Capacity Update - 6/30/06 (in millions) Slide #28 Excludes capital leases and approximately $493 million of additional debt incurred related to share repurchases subsequent to 6/30/06 (settlement through August 9, 2006). Revolving credit facility has an additional uncommitted accordion of $750 million. Facility may be used to fund share repurchases or payoff of Senior notes. As of 6/30/06, $3 billion of the $3.796 billion was uncommitted.

Condensed Cash Flow ($ in millions) Slide #29 Differences in schedules due to rounding (1) Excludes $86 million of Mellon transition services and $26 million in Mellon pre-acquisition bonus payments. Note: See the non-GAAP supplemental schedules at the end of this presentation for a reconciliation and a discussion of the adjustments made to GAAP results.

Cash Flow Metrics- Other Considerations Slide #30 Other factors impacting FY06 cash flow metrics: Working capital impact of internal growth acceleration Incremental interest payments (due to share repurchases) Restructuring payments Capital spending: HRO integration and platform buildout Data center and global production facility expansion Government healthcare platform enhancement

Questions & Answers

Supplemental Schedules Supplemental Schedules Fourth Quarter and Fiscal Year 2006 August 9, 2006

Supplemental Information We have provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor's benefit as a result of the particular transaction or event. Slide #S1

Non-GAAP Measures Use of Non-GAAP Financial Information The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures and ratios, used in managing the Company's business, may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time including Free Cash Flow and internal revenue growth may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein and we will present in other information we publish that contains any of these non-GAAP financial measures a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States. Slide #S2

Non-GAAP Measures (cont.) Internal revenue growth- is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. At the date of acquisition, we identify the trailing twelve months of revenue of the acquired company as the "pre-acquisition revenue of acquired companies." Pre-acquisition revenue of the acquired companies is considered "acquired revenues" in our calculation, and revenues from the acquired company, either above or below that amount are components of "internal growth" in our calculation. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth. Revenues from divested operations are excluded from the internal revenue growth calculation in the periods following the effective date of the divestiture. Our measure of internal revenue growth may not be comparable to similarly titled measures of other companies. Free cash flow - is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. Slide #S3

Non-GAAP Measures (cont.) Adjusted Net Cash provided by Operating Activities and Adjusted Free Cash Flow - In the first quarter of fiscal year 2006, we adopted Statement of Financial Accounting Standards No. 123(R) ("SFAS 123(R)"), which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in its financial statements. In periods ending prior to July 1, 2005, the excess tax benefits from the exercise of stock-based compensation awards was classified as net cash provided by operating activities pursuant to Emerging Issues Task Force Issue No. 00-15 "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option." However, for periods ending after July 1, 2005, pursuant to SFAS 123(R), the excess tax benefits from exercises are required to be reported in net cash provided by financing activities. We have calculated the excess tax benefits that would have been attributable to exercises in these prior periods as if the provisions of SFAS 123(R) were effective for those periods, and have presented a reconciliation of our previously reported cash flows from operating activities and free cash flow to the adjusted amounts, giving effect of the excess tax benefits attributable to those periods. This presentation is provided to enable investors to analyze our cash flows on a comparable basis. The third quarter of fiscal year 2006 was negatively impacted by the final settlement payments of $86 million related to the Mellon transition services agreement and Mellon pre-acquisition bonus payments of $26 million. Adjusted cash flow from operating activities and adjusted free cash flow are provided in order to present the impact of certain transactions or events on cash flow from operating activities and free cash flow that management expects to be infrequently occurring, so that investors can evaluate, and separate, the impact of these events on the Company's reported cash flows. We believe these adjusted measures are more indicative of the Company's cash flows and allow investors to analyze the performance of the Company in the same manner as management. In the fourth quarter of fiscal year 2005, cash flow from operating activities included approximately $76 million of temporary cash flow benefit arising from Mellon funding certain operating expenses of the acquired business that were not reimbursed until after June 30, 2005 per the terms of a Transition Services Agreement. This agreement expired at the end of the second quarter of fiscal year 2006 upon full integration of the former Mellon employees and related accounting systems. Also in the fourth quarter of fiscal year 2005, cash flow from operating activities was negatively impacted by the payment of approximately $19 million related to the settlement of interest rate hedges related to the issuance of our Senior Notes in the fourth quarter. Slide #S4

Revenue Growth - Fourth Quarter FY05 ($ in millions) Slide #S5

Revenue Growth - Third Quarter FY06 ($ in millions) Slide #S6

Revenue Growth - Fourth Quarter FY06 ($ in millions) Slide #S7

Revenue Growth - Fiscal Year 2005 ($ in millions) Slide #S8

Revenue Growth - Fiscal Year 2006 ($ in millions) Slide #S9

Segment Results ($ in millions) Slide #S10

Cash Flow Statement ($ in millions) Slide #S11